 EXHIBIT 99.1 Contact: Willis C. Moore, III (Billy)
Executive Vice President and CFO
(336) 316-5664

bcmoore@unifi-inc.com

UNIFI RECEIVES INITIAL DUPONT ARBITRATION ORDER

            Greensboro, NC - March 28, 2003 - Unifi, Inc. (NYSE: UFI) today announced that it has received an initial order (the "Order") dated March 26, 2003 from the Arbitration Panel concerning the Company's ongoing arbitration with DuPont relating to the two companies' manufacturing alliance (the "Alliance") for the production of partially oriented polyester filament yarn, or POY. Although the Order is not definitive as to the final determination of the actual amount of damages, the Company, in its efforts to provide timely and substantive disclosures is providing the following guidance received to date. The Company will also timely provide these disclosures of the Arbitration Panel's conclusions in a Form 8-K filing with the Securities and Exchange Commission.

            The Arbitration Panel has determined that Unifi has not committed a "substantial breach" of the Alliance agreements, as defined therein, and consequently DuPont cannot terminate the Alliance or exercise its right to sell ("Put") its U.S. polyester filament business to the Company at this time. Additionally, the Arbitration Panel determined that DuPont did not breach its "obligations and undertakings" thereby resulting in no "material adverse effect", each as defined in the Alliance agreements, on the POY business. Accordingly, the terms of the Put exercisable by DuPont in June 2005 remain in effect, as described in the Alliance agreements.

           Additionally, with respect to DuPont's previously disclosed claims for approximately $85.0 million and Unifi's counterclaims, the Arbitration Panel ruled that the Company had violated certain provisions of the Alliance agreements and that DuPont had misinterpreted certain provisions of the Alliance agreements. The Arbitration Panel has requested additional submissions that will impact the final award and damage calculations; therefore, the actual net amount of damages will not be known by the parties until further review by the Arbitration Panel. It is estimated that this process will be completed by the end of April 2003.

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Unifi Receives Initial DuPont Arbitration Ruling - page 2

          The Arbitration Panel also reaffirmed its decision to dismiss $17.6 million of the aforementioned DuPont claim as this claim was not properly brought before the Arbitration Panel. However, DuPont continues to pursue collection of this claim.

           Billy Moore, the executive vice president and CFO for Unifi stated, "The Alliance has been enormously beneficial to both Unifi and DuPont and will continue to operate to their mutual advantage, but it will do so with a clearer understanding of both parties' rights and responsibilities."

           Unifi is one of the world's largest producers and processors of textured yarns. The Company's primary business is the texturing, dyeing, twisting, covering, and beaming of multi-filament polyester and nylon yarns. Unifi's textured yarns are found in home furnishings, apparel, industrial fabrics, automotives, upholstery, hosiery and sewing thread. For more information about Unifi, visit www.unifi-inc.com.

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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